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              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective the use of our report dated April 13, 1999 an to Amendment No. 5 to the Registration Statement of the Jhaveri Trust.




McCurdy & Associates CPA's, Inc.
May 26, 1999

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